UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 3, 2025

SAFE & GREEN HOLDINGS CORP.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-38037	95-4463937
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

990 Biscayne Blvd.

#501, Office 12

Miami, FL 33132

(Address of Principal Executive Offices, Zip Code)

(Former name or former address, if changed since last report.)

Registrant’s telephone number, including area code: 646-240-4235

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common Stock, par value $0.01	SGBX	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 3, 2025, the Board of Directors (the “Board”) of Safe & Green Holdings Corp (the “Company”) approved the appointment of Michael McLaren as the Company’s Chief Executive Officer and on January 5, 2025, the Company entered into an employment agreement with Mr. McLaren (the “Employment Agreement”) to employ Mr. McLaren in such capacity for an initial term of two (2) years, which Employment Agreement provides for an annual base salary of $250,000 which shall be increased to $400,000 upon the closing of a capital event which cures the Company’s stockholders’ equity deficiency with Nasdaq, a signing bonus of $50,000 payable within thirty (30) days of the Employment Agreement’s effective date, a long-term incentive bonus with a range of between two (2) to four (4) times Mr. McLaren’s then-base salary, subject to approval by the Company’s Board of Directors.

On January 3, 2025, the Board of Directors (the “Board”) appointed Michael McLaren as a director of the Company. Mr. McLaren will serve until the date of the Company’s 2025 Annual Meeting of Shareholders (the “2025 Annual Meeting”) and until his successor is duly elected and qualified. As an employee director, Mr. McLaren will not participate in the Company’s non-employee director compensation program.

Mr. McLaren brings more than 30 years of leadership experience in the energy industry, including significant contributions to military and energy projects, field services, and mergers and acquisitions. He is the founder of several startups where he has led innovative energy solutions, manufacturing systems and is the developer and patent holder of an extensive catalog of energy and green technologies. Mr. McLaren earned a Master’s Degree in Science and a Master’s Degree in Business from the University of British Columbia.

Mr. McLaren is subject to a one-year post-termination non-compete and non-solicit of employees and clients. Mr. McLaren is also bound by confidentiality provisions.

There are no family relationships between Mr. McLaren and any of the Company’s directors or executive officers. In addition, except as set forth above, Mr. McLaren is not a party to any transaction, or series of transactions, required to be disclosed pursuant to Item 404(a) of Regulation S-K.

The descriptions of the Employment Agreement do not purport to be complete and are qualified in their entirety by reference to the full text of the Employment Agreement, a copy of which is filed as Exhibit 10.1, respectively, to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits

Exhibit Number	Description
10.1	Employment Agreement, dated January 5, 2025, between Safe & Green Holdings Corp. and Michael McLaren
104	Cover Page Interactive Data File (embedded within the inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SAFE & GREEN HOLDINGS CORP.

Dated: January 6, 2025	By:	/s/ Patricia Kaelin
Name: Paticia Kaelin
Title: Chief Financial Officer

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